Exhibit 10.8

EXECUTIVE AGREEMENT

This Executive Agreement (the “Agreement”) is made and entered into as of July 5, 2021 (the “Effective Date) by and between MAKARA STRATEGIC ACQUISITION CORP., a Delaware corporation (the “Company”), and Alexander Booth (the “Executive”).

In consideration of the respective agreements and covenants set forth in this Agreement and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

AGREEMENTS

1. Term. The Company agrees to employ Executive, and Executive agrees to be employed by the Company, upon the terms and conditions set forth in this Agreement for a period (the “Initial Term”) commencing on the Effective Date and ending on the second anniversary of such date, unless earlier terminated in accordance with Section 3. If neither party gives at least sixty (60) days written notice to the other party that it intends for this Agreement to terminate on such second anniversary, then this Agreement shall continue for successive one year terms (each a “Renewal Term”), unless earlier terminated in accordance with Section 3, until either party gives at least sixty (60) days written notice to the other party that the other party intends for this Agreement to terminate at the end of any such one-year period. The Initial Term and any Renewal Terms shall, together, constitute the “Term”.

2. Position and Duties.

(a) During Term, the Executive shall serve as Chief Financial Officer and, in so doing, shall perform the duties and responsibilities consistent with the position set forth above in a company of the size and nature of the Company, and such other duties, responsibilities, and authority assigned to the Executive from time to time by the Board of Directors of the Company (the “Board”) or such other officer of the company as shall be designated by the Board.

(b) During the Term, the Executive agrees to devote such working time to the business and affairs of the Company as necessary and to use his best efforts to perform faithfully, effectively and efficiently his duties.

3. At-Will Employment. Executive’s employment is and shall remain at-will, which means that the Company may terminate Executive’s employment at any time, with or without advance notice, and with or without Cause. Similarly, Executive may resign Executive’s employment at any time, with or without advance notice. Executive shall not receive any compensation of any kind, including, without limitation, stock option or other equity award vesting acceleration and severance benefits, following Executive’s termination of employment with the Company, except as expressly provided herein.

4. Confidential Information.

(a) The Executive acknowledges that the Company has trade, business and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) which shall be provided to the Executive during the Executive’s employment by the Company. Confidential information includes, but is not limited to, sales materials, technical information, strategic information, business plans, processes and compilations of information, records, specifications and information concerning customers or venders, customer lists, and information regarding methods of doing business.

(b) The Executive is aware of those policies implemented by the Company to keep its Confidential Information secret, including those policies limiting the disclosure of information on a need-to-know basis, requiring the labeling of documents as “confidential,” and requiring the keeping of information in secure areas. The Executive acknowledges that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information. The Executive acknowledges that all such Confidential Information is the sole and exclusive property of the Company.

(c) During, and all times following, the Executive’s employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any Confidential Information: except (i) to the extent authorized in writing by the Board; (ii) where such information is, at the time of disclosure by the Executive, generally available to the public other than as a result of any direct or indirect act or omission of the Executive in breach of this Agreement; or (iii) where the Executive is compelled by legal process, other than to an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an employee of the Company. The Executive agrees to use reasonable efforts to give the Company notice of any and all attempts to compel disclosure of any Confidential Information, in such a manner so as to provide the Company with written notice at least five (5) days before disclosure or within one (1) business day after the Executive is informed that such disclosure is being or will be compelled, whichever is earlier. Such written notice shall include a description of the information to be disclosed, the court, government agency, or other forum through which the disclosure is sought, and the date by which the information is to be disclosed, and shall contain a copy of the subpoena, order or other process used to compel disclosure.

(d) The Executive will take all necessary precautions to prevent disclosure to any unauthorized individual or entity. The Executive further agrees not to use, whether directly or indirectly, any Confidential Information for the benefit of any person, business, corporation, partnership, or any other entity other than the Company.

5. Non-Competition; Non-Solicitation.

(a) The Executive acknowledges and agrees that the nature of the Confidential Information which the Company commits to provide him during his employment by the Company would make it difficult, if not impossible, for him to perform in a similar capacity for a Competing Business (as defined below) without disclosing or utilizing the Confidential Information. Further, the Executive acknowledges that the Company shall, during the time that the Executive is employed by Company, (a) disclose or entrust to the Executive, and provide the Executive access to, or place the Executive in a position to create or develop, trade secrets or Confidential Information belonging to the Company, (b) place the Executive in a position to develop business goodwill belonging to the Company, and (c) disclose or entrust to the Executive business opportunities to be developed for the Company. Accordingly, in consideration of the foregoing, the Executive agrees that he will not (other than for the benefit of the Company pursuant to this Agreement) directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity (whether as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever) (1) during the term of Non-Competition (as defined below), carry on or engage in the business of developing and/or implementing drilling and completion techniques to oil-prone resources in previously discovered yet underdeveloped hydrocarbon trends or in any other business activity that the Company is conducting, or is intending to conduct, on the Date of Termination, in each case in the parishes within the State of Louisiana listed in Exhibit A to this Agreement, the State of Texas, and any other geographical area in which the Company conducts business and, as of the Date of Termination, was planning to conduct business and to which the Executive’s duties as an employee of the Company related (a “Competing Business”), or (2) during the Term of Non-Solicitation (as defined below), (i) hire, attempt to hire, or contact or solicit with respect to hiring any employee, officer, or consultant of the Company, or (ii) solicit, divert or take away any customers, customer leads, or suppliers (as of the Date of Termination) of the Company. The “Term of Non-Competition” and the “Term of Non-Solicitation” shall be defined as that term beginning on the Effective Date and continuing until the date that is the one-year anniversary of the termination of Executive’s employment.

(b) Notwithstanding the restrictions contained in Section 5(a), the Executive or any of the Executive’s affiliates may own an aggregate of not more than 2.0% of the outstanding stock of any class of a Competing Business, if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 5(a), provided that neither the Executive nor any of the Executive’s affiliates has the power, directly or indirectly, to control or direct the management or affairs of any such corporation and is not involved in the management of such corporation.

(c) The Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the preceding paragraphs are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company and the confidentiality of its Confidential Information and to protect the other legitimate business interests of the Company. The Executive further represents and acknowledges that (i) he or she has been advised by the Company to consult his or her own legal counsel in respect of this Agreement, and (ii) that he or she has had full opportunity, prior to executing this Agreement, to review thoroughly this Agreement with his or her counsel.

(d) If any court determines that any portion of this Section 5 is invalid or unenforceable, the remainder of this Section 5 shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Section 5, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

(e) The Executive’s covenant under this Section 5 of the Agreement shall be construed as an agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this covenant.

6. Mutual Non-Disparagement. The Executive agrees not to intentionally make, or intentionally cause any other Person to make, any public statement that is intended to criticize or disparage the Company, any of its affiliates, or any of their respective officers, managers or directors. The Company agrees to use commercially reasonable efforts to cause its officers and members of its Board not to intentionally make, or intentionally cause any other Person t make, any public statement that is intended to criticize or disparage the Executive. This Section 6 shall not be construed to prohibit any person from responding publicly to incorrect public statements or from making truthful statements when required by law, subpoena, court order, or the like.

7. Miscellaneous.

(a) Survival and Construction. Executive’s obligations under this Agreement will be binding upon Executive’s heirs, executors, assigns, and administrators and will inure to the benefit of the Company, its subsidiaries, successors, and assigns. The language of this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. The section and paragraph headings used in this Agreement are intended solely for the convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.

(b) Definitions. As used in this Agreement, “affiliate” means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term “control,” and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a person; and “person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

(c) Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d) Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation as determined by the Company.

(e) Section 409A Compliance. This Agreement is intended to comply with (or be exempt from) Code Section 409A and the provisions of this Agreement shall be construed accordingly. To the extent that any in-kind benefits or reimbursements pursuant to this Agreement are taxable to Executive and constitute deferred compensation subject to Section 409A of the Code, any reimbursement payment due to Executive shall be paid to Executive on or before the last day of the Executive’s taxable year following the taxable year in which the related expense was incurred. In addition, any such in-kind benefit or reimbursement is not subject to liquidation or exchange for another benefit and the amount of such benefit or reimbursement that Executive receives in one taxable year shall not affect the amount of such benefit and reimbursements that Executive receives in any other taxable year. The Executive agrees to promptly submit and document any reimbursable expenses in accordance with the Company’s reasonable expense reimbursement policies to facilitate the timely reimbursement of such expenses.

(f) No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

(g) Equitable and Other Relief. The Executive acknowledges that money damages would be both incalculable and an insufficient remedy for a breach of Sections 4 or 5 by the Executive and that any such breach would cause the Company irreparable harm. Accordingly, the Company, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting of bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with a breach of Sections 4 or 5 by the Executive.

(h) Complete Agreement. The provisions of this Agreement constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements, representations and understandings of the parties, which are hereby terminated. Other than expressly set forth herein, the Executive and Company acknowledge and represent that there are no other promises, terms, conditions or representations (or written) regarding any matter relevant hereto. This Agreement may be executed in two or more counterparts.

(i) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws of New York or any other jurisdiction, and, where applicable, the laws of the United States.

(j) Amendment. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board and executed by the Company and the Executive.

(k) Assignment. This Agreement is personal as to the Executive and accordingly, the Executive’s duties may not be assigned by the Executive. This Agreement may be assigned by the Company without the Executive’s consent to any entity which is a successor in interest to the Company’s business, provided such successor expressly assumes the Company’s obligations hereunder.

(l) Executive Acknowledgment. The Executive acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representatives or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE:

/s/ Alexander Booth
Name: Alexander Booth

MAKARA STRATEGIC ACQUISITION CORP.

By:	/s/ Ali Ijaz Ahmad
Name:	Ali Ijaz Ahmad
Title:	Chief Executive Officer